UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2010 (May 10, 2010)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Protective Life Corporation’s Annual Meeting of share owners was held on May 10, 2010 (the “2010 Annual Meeting”).  The matters that were voted upon at the 2010 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

At the 2010 Annual Meeting, the share owners elected all twelve current members of the Board of Directors and ratified the appointment of PricewaterhouseCoopers LLP as Independent Accountants for 2010.

(1)  Election of Directors

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
James S. M. French	68,213,334	2,881,663	8,394,674
Thomas L. Hamby	68,524,830	2,570,167	8,394,674
John D. Johns	65,652,906	5,442,091	8,394,674
Vanessa Leonard	68,542,160	2,552,837	8,394,674
Charles D. McCrary	60,929,185	10,165,812	8,394,674
John J. McMahon, Jr.	68,210,729	2,884,268	8,394,674
Hans H. Miller	68,551,557	2,543,440	8,394,674
Malcolm Portera	68,542,843	2,552,154	8,394,674
C. Dowd Ritter	67,125,903	3,969,094	8,394,674
William A. Terry	69,029,666	2,065,331	8,394,674
W. Michael Warren, Jr.	70,446,777	648,220	8,394,674
Vanessa Wilson	68,542,027	2,552,970	8,394,674

(2) Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Accountants for 2010.

Votes For	Votes Against	Abstain
75,544,177	3,873,440	72,053

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated:    May 10, 2010